EXHIBIT 23.1


CONSENT OF DELOITE & TOUCHE LLP


3Com Corporation:

We consent to the incorporation by reference in Registration Statements Nos. 2-92053, 33-2171, 33-17848, 33-33803, 33-33807,
33-36911, 33-45176, 33-45233, 33-56952, 33-58708 and 33-72158 on
Form S-8 of our report dated June 15, 1994 appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1993.



DELOITTE & TOUCHE LLP

San Jose, California
August 23, 1994